Exhibit 99.1

Dayforce Reports Fourth Quarter and Full Year 2023 Results

Dayforce® recurring revenue of $292.1 million, up 30.1% year-over-year in the fourth quarter, or 29.9% on a constant currency basis

Total revenue of $399.7 million, up 18.9% year-over-year in the fourth quarter, or 18.7% on a constant currency basis

Net cash provided by operating activities was $219.5 million for the full year of 2023, compared to $132.6 million for the full year of 2022

Annual Dayforce gross revenue retention rate of 97.1%

Minneapolis, MN and Toronto, ON, February 7, 2024 - Dayforce, Inc. ("Dayforce" or the “Company" formerly known as ("f/k/a") Ceridian HCM Holding Inc.) (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

“Dayforce delivered another strong quarter underpinned by record enterprise go-lives and operating cash flows,” said David Ossip, Chair and CEO of Dayforce. “I’m incredibly proud of everything our team accomplished in 2023 and am confident about our path ahead as our entire community is fully united around a brand new Dayforce.”

"Our fourth quarter results were delivered predictably across all guided metrics," said Jeremy Johnson, CFO of Dayforce. "In 2023, we maintained strong revenue growth rates, showed improvement across all key measures of profitability, and delivered operating cash flow at record levels. As we look forward to 2024, we remain confident in our path to achieve our mid-term commitments on revenue and profitability."

Financial Highlights for the Fourth Quarter 20231,2

•
Total revenue was $399.7 million, an increase of 18.9%, or 18.7% on a constant currency basis.
•
Dayforce recurring revenue was $292.1 million, an increase of 30.1%, or 29.9% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $256.4 million, an increase of 29.3%, or 29.1% on a constant currency basis. Tax migration from legacy infrastructure to the same platform as Dayforce completed in the first quarter of 2023 contributed approximately 440 basis points of growth to Dayforce recurring revenue, excluding float in the fourth quarter of 2023.
•
Cloud recurring gross margin was 77.0%, compared to 74.0%. Adjusted cloud recurring gross margin was 78.1%, compared to 76.2%.
•
Operating profit was $38.8 million, or 9.7% of total revenue, compared to $3.3 million, or 1.0% of total revenue. Adjusted operating profit was $78.9 million, or 19.7% of total revenue, compared to $51.7 million, or 15.4% of total revenue.
•
Net income was $45.6 million, compared to net loss of $5.2 million. Adjusted net income was $80.3 million, compared to $35.9 million.
•
Adjusted EBITDA was $99.2 million, compared to $67.7 million.
•
Diluted net income per share was $0.29, compared to diluted net loss per share of $0.03. Adjusted diluted net income per share was $0.50, compared to $0.23.

1 | Q4 2023 Earnings Release

Financial Highlights for the Full Year 20231,2

•
Total revenue was $1,513.7 million, an increase of 21.5%, or 22.8% on a constant currency basis.
•
Cloud annualized recurring revenue ("ARR") was $1,250.6 million, an increase of 20.1%, or $209.3 million.3
•
Dayforce recurring revenue was $1,111.1 million, an increase of 36.3%, or 37.2% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $962.9 million, an increase of 27.9%, or 28.7% on a constant currency basis. Tax migration from legacy infrastructure to the same platform as Dayforce completed in the first quarter of 2023 contributed approximately 490 basis points of growth to Dayforce recurring revenue, excluding float in the full year of 2023.
•
Cloud recurring gross margin was 77.0%, compared to 72.0%. Adjusted cloud recurring gross margin was 78.3%, compared to 75.7%.
•
Operating profit was $133.1 million, or 8.8% of total revenue, compared to operating loss of $25.8 million. Adjusted operating profit was $339.8 million, or 22.4% of total revenue, compared to $196.2 million, or 15.7% of total revenue.
•
Annual Dayforce revenue retention rate was 97.1% for the full year of 2023, consistent with the full year of 2022.3
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Net income was $54.8 million, compared to net loss of $73.4 million. Adjusted net income was $238.7 million, compared to $120.5 million.
•
Adjusted EBITDA was $410.2 million, compared to $250.4 million.
•
Diluted net income per share was $0.35, compared to diluted net loss per share of $0.48. Adjusted diluted net income per share was $1.51, compared to $0.77.
•
Net cash provided by operating activities was $219.5 million, compared to $132.6 million.
•
Cash and equivalents were $570.3 million, compared to $431.9 million.

Supplemental Detail

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6.84 million global employees were live on the Dayforce platform as of December 31, 2023, up 15.0% compared to 5.95 million global employees as of December 31, 2022.3
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6,393 customers were live on the Dayforce platform as of December 31, 2023, an increase of 47 customers since September 30, 2023 and an increase of 400 customers since December 31, 2022 or 6.7% year-over-year.3
•
Dayforce recurring revenue per customer was $146,771 for the trailing twelve months ended December 31, 2023, an increase of 20.9%.4
•
The average float balance for Dayforce's customer funds during the quarter was $4.18 billion and the average yield on Dayforce's float balance was 3.9%, an increase of 90 basis points year-over-year. Float revenue from invested customer funds was $41.2 million for the three months ended December 31, 2023.
•
The average U.S. dollar to Canadian dollar foreign exchange rate was $1.36 and $1.35 for the three and twelve months ended December 31, 2023, compared to $1.36 and $1.30, for the three and twelve months ended December 31, 2022. The daily U.S. dollar to Canadian dollar foreign exchange rate ranged from $1.32 to $1.39 and $1.31 to $1.39 for the three and twelve months ended December 31, 2023 compared to a daily range of $1.32 to $1.39 and $1.25 to $1.39 for the three and twelve months ended December 31, 2022. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Dayforce presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

1 Dayforce recurring revenue and annual Dayforce revenue retention rate refer to the Dayforce platform. All other uses of Dayforce refer to Dayforce, Inc.

2 | Q4 2023 Earnings Release

2 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars unless otherwise stated.

3 Excluding the 2021 acquisitions of Ascender HCM Pty Limited ("Ascender") and ATI ROW, LLC and ADAM HCM MEXICO, S. de R.L. de C.V. (collectively, "ADAM HCM").

4 Excluding float revenue, Ascender and ADAM HCM revenue and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

•
The Company changed its name to Dayforce, Inc., unifying its brand under its industry-leading, global people platform.
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Dayforce announced the appointments of Jeremy Johnson as Executive Vice President, Chief Financial Officer, and Justine Janssen as Executive Vice President, Chief Strategy Officer. Johnson and Janssen will strengthen the Company's executive leadership team and enable continued growth and innovation.
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Dayforce was named a Leader in the 2023 Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises. The Company was recognized for the fourth consecutive year, driven by its Ability to Execute and Completeness of Vision.
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Dayforce was named a Leader in compliance, payroll administration, and overall product satisfaction in the Gartner Critical Capabilities report for Cloud HCM Suites for 1000+ Employee Enterprises.
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Dayforce was named a winner of the Benefits and Pensions Monitor’s inaugural Service Provider Awards 2023 for providing innovative solutions and responsive service in the category of HR and benefits software, and the Dayforce platform won gold in the HRM Asia Reader’s Choice Awards 2023 for Best HR Tech (HRIS and Payroll Solution).
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For the second consecutive year, Dayforce was named one of America’s Most Responsible Companies by Newsweek and named to Seramount’s 2023 Global Inclusion Index. The Company also received a Silver Medal sustainability rating from EcoVadis.
•
Dayforce achieved record attendance at INSIGHTS 2023, its annual customer conference in Las Vegas, where it welcomed its global community of customers, prospective customers, partners, and industry disruptors.

Sales Highlights

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A multinational clothing company with 100,000 employees globally expanded its existing partnership with Dayforce in Canada by adding Workforce Management.
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Elior, one of the world's leading catering services companies with 90,000 employees globally has chosen Dayforce to support its U.S. and United Kingdom ("U.K") based employees.
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A U.K.-based sports fashion retailer with 75,000 employees globally expanded its use of Dayforce to include 21,000 employees in the U.S.
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A global European bank is expanding its existing Dayforce footprint by adding Dayforce Managed Pay for 20,000 employees in India.
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Viva Energy (ASX: VEA), a leading convenience retailer, commercial services and energy infrastructure business growing to more than 13,000 employees, selected Dayforce for the full suite of HCM technology to support continued growth.
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A global designer and manufacturer of innovative furnishings and workspace solutions has partnered with Dayforce to transform payroll operations for more than 11,000 employees across over 30 countries.
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A global health and wellness company with 7,000 employees across 12 countries recently expanded their use of Dayforce to include six additional countries.
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An electric car manufacturer selected the full Dayforce suite to support 7,000 employees in the U.S.
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C.R. England, a pioneer in the transportation services industry chose Dayforce as its global people platform for 5,500 employees in the U.S. and Mexico.

3 | Q4 2023 Earnings Release

Customer Highlights

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One of the world's largest global shipping and logistics organizations with over 500,000 employees, completed the initial phase of its deployment to over 33,000 U.S. employees.
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A global European bank with 70,000 employees in over 50 countries continued its deployment of Dayforce to 6,700 people in the U.S. and Canada.
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A multinational manufacturer of consumer and industrial brands with over 50,000 employees successfully continued its Dayforce implementation and is now live in 22 countries with 27,000 employees.
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A leading consumer goods company with 28,000 employees in over 40 countries has completed phase one of its global Dayforce implementation, with the deployment of Workforce Management and Payroll in Hong Kong and Thailand.
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Inchcape, a leading independent automotive distributor with over 14,000 employees globally, recently completed the first phase of its global Dayforce Payroll implementation for 2,100 employees across Asia Pacific Japan.
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One of the largest automotive retailers in the U.S. deployed Dayforce to 17,400 employees to help improve automation and compliance tracking.
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Saber Health, a senior care service provider with 14,600 employees across the U.S., went live with the full Dayforce suite.
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One of the world's leading mining and infrastructure companies with approximately 13,000 employees being paid across the globe continues its multi-phased global Dayforce implementation.
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The Australian Red Cross completed the first phase of its Dayforce implementation by rolling out HR and Talent to 1,550 employees and 8,000 volunteers across Australia.
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The Company had more than 1,860 customers signed onto Dayforce Wallet with over 1,150 customers live as of December 31, 2023. The average registration rate was above 60% across all eligible employees and the typical Dayforce Wallet user transacts on average 24 times per month throughout a calendar year.

Platform and Roadmap Highlights

Dayforce's innovations delivered simplicity at scale to help customers create better experiences, strengthen compliance, and embrace an open and connected approach to work:

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Mobile Shift Experience helps balance the needs of organizations and employees by ensuring labor needs for shifts are met, while boosting employee control over their work hours with enhanced shift bidding and trading capabilities.
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Dayforce Benefits expands globally and allows customers to configure plans and options for employees based in Ireland.
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Entitlement Tracer unlocks actionable insights and drill-down visibility for internal time off policies, usage, and balances to improve HR efficiency.
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New Candidate Experience allows organizations to actively engage candidates through an enhanced experience, including saved job searches and simplified application processes.
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Automated Engagement Surveys capture sentiment in real-time and can be triggered by key employee events or journey milestones such an onboarding and exiting the organization.
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Career Explorer Insights gives employees a glimpse into peers' career activities, opportunities, and skills, fostering engagement. Employees can make informed decisions by seeing how others explore new opportunities, engage in development, upskill, and plan their career paths within Career Explorer.

4 | Q4 2023 Earnings Release

Business Outlook

Based on information available as of February 7, 2024, Dayforce is issuing the following guidance for the first quarter and full year of 2024 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

First Quarter 2024 Guidance		Supplemental Commentary and Factors
Total Revenue	$424 million to $427 million, an increase of 14% to 15% on a GAAP and a constant currency basis.

Dayforce expects Other recurring revenue, excluding float[1] to decline mid-single digits on a GAAP and a constant currency basis, as a result of the sunsetting of certain legacy solutions.

Dayforce expects PowerPay® recurring revenue, excluding float to increase high-single digits on a GAAP and a constant currency basis.

Dayforce recurring revenue, excluding float	$276 million to $279 million, an increase of 20% to 22%, or 20% to 21% on a constant currency basis.	Dayforce expects employment levels to reflect a normalized seasonal cadence.
Float revenue	$55 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$123 million to $126 million or margins of 29.0% to 29.5%	Dayforce continues to make investments to expand its global HCM footprint while scaling the platform.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of APJ region and legacy North American solutions.

5 | Q4 2023 Earnings Release

Fiscal Year 2024 Guidance		Supplemental Commentary and Factors
Total Revenue	$1,720 million to $1,730 million, an increase of 14%, or 13% to 14% on a constant currency basis.

Dayforce expects Other recurring revenue, excluding float[1] to decline mid-single digits on a constant currency basis, as a result of the sunsetting of certain legacy solutions.

Dayforce expects PowerPay recurring revenue, excluding float to increase high-single digits on a GAAP and a constant currency basis.

Dayforce recurring revenue, excluding float	$1,160 million to $1,165 million, an increase of 20% to 21% on a GAAP and a constant currency basis.	Dayforce expects employment levels to reflect a normalized seasonal cadence.
Float revenue	$174 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$480 million to $495 million or margins of 27.9% to 28.6%

Dayforce continues to make investments to expand its global HCM footprint while scaling the platform. One-time impacts associated with the Dayforce rebrand and acquisition of eloomi are reflected in this metric.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of APJ region and legacy North American solutions.

Dayforce has not reconciled the Adjusted EBITDA or Adjusted EBITDA margin ranges for the first quarter or full year of 2024 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the full year and first quarter of 2024, Dayforce's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.33, compared to an average rate of $1.35 for the first quarter of 2023 and $1.35 for the full year of 2023.

Conference Call Details

Dayforce will host a live webcast to discuss the fourth quarter and fiscal year 2023 earnings at 8:00 a.m. Eastern Time on February 7, 2024. The event can be accessed via direct registration link at https://dayforce.zoom.us/webinar/register/WN_TSU5KnEEReC_o9p9VC6C-Q#/registration or through the Investor Relations section of the Company's website at https://investors.dayforce.com. A recording of the event will be made available on the Investor Relations section of Dayforce's website following the call.

About Dayforce

Dayforce makes work life better. Everything it does as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Its single, global people platform for HR, payroll, talent, workforce management, and benefits equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are

6 | Q4 2023 Earnings Release

forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the first quarter and full fiscal year of 2024, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

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its inability to maintain its high Cloud solutions growth rate, manage its domestic and international growth effectively, or execute on its growth strategy;
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the impact of disruptions to the movement of funds to initiate payroll-related transactions on behalf of customers;
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its failure to manage its aging technical operations infrastructure;
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system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
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its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
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its inability to successfully compete in the markets in which Dayforce operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
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its failure to properly update its solutions to enable its customers to comply with applicable laws;
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its failure to provide new or enhanced functionality and features, including those that may involve artificial intelligence or machine learning;
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its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
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its inability to offer and deliver high-quality technical support, implementation, and professional services;
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its inability to attract and retain senior management employees and highly skilled employees;
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the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock;
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the impact of adverse economic and market conditions on its business, operating results, or financial condition; or
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such other factors as discussed throughout Part I, Item 1A. Risk Factors of Dayforce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of the Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

7 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2023	2022
(In millions, except per share data)
ASSETS
Current assets:
Cash and equivalents	$570.3	$431.9
Restricted cash	0.8	0.8
Trade and other receivables, net	228.8	180.1
Prepaid expenses and other current assets	126.7	98.0
Total current assets before customer funds	926.6	710.8
Customer funds	5,028.6	4,729.5
Total current assets	5,955.2	5,440.3
Right of use lease assets, net	19.1	24.3
Property, plant, and equipment, net	210.1	174.9
Goodwill	2,293.9	2,280.0
Other intangible assets, net	230.2	281.6
Other assets	302.4	262.4
Total assets	$9,010.9	$8,463.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.6	$7.8
Current portion of long-term lease liabilities	7.0	10.0
Accounts payable	66.7	54.3
Deferred revenue	40.2	41.2
Employee compensation and benefits	92.9	97.4
Other accrued expenses	30.4	24.0
Total current liabilities before customer funds obligations	244.8	234.7
Customer funds obligations	5,090.1	4,845.1
Total current liabilities	5,334.9	5,079.8
Long-term debt, less current portion	1,210.1	1,213.4
Employee benefit plans	27.7	17.7
Long-term lease liabilities, less current portion	18.9	23.7
Other liabilities	21.1	19.5
Total liabilities	6,612.7	6,354.1
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 156.3 and 153.9 shares issued and outstanding, respectively	1.6	1.5
Additional paid in capital	3,151.1	2,965.5
Accumulated deficit	(317.8)	(372.6)
Accumulated other comprehensive loss	(436.7)	(485.0)
Total stockholders’ equity	2,398.2	2,109.4
Total liabilities and stockholders' equity	$9,010.9	$8,463.5

8 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(In millions, except per share data)
Revenue:
Recurring	$339.1	$284.8	$1,297.3	$1,047.6
Professional services and other	60.6	51.3	216.4	198.6
Total revenue	399.7	336.1	1,513.7	1,246.2
Cost of revenue:
Recurring	85.5	75.0	324.9	309.4
Professional services and other	68.6	66.1	265.6	238.7
Product development and management	56.4	44.9	209.9	169.9
Depreciation and amortization	19.4	15.0	66.8	55.0
Total cost of revenue	229.9	201.0	867.2	773.0
Gross profit	169.8	135.1	646.5	473.2
Selling and marketing	72.7	68.1	250.2	251.5
General and administrative	58.3	63.7	263.2	247.5
Operating profit (loss)	38.8	3.3	133.1	(25.8)
Interest expense, net	8.9	8.7	36.1	28.6
Other (income) expense, net	(5.6)	(2.9)	1.0	8.5
Income (loss) before income taxes	35.5	(2.5)	96.0	(62.9)
Income tax (benefit) expense	(10.1)	2.7	41.2	10.5
Net income (loss)	$45.6	$(5.2)	$54.8	$(73.4)
Net income (loss) per share:
Basic	$0.29	$(0.03)	$0.35	$(0.48)
Diluted	$0.29	$(0.03)	$0.35	$(0.48)
Weighted average shares outstanding:
Basic	156.2	153.7	155.3	152.9
Diluted	159.2	153.7	158.5	152.9

9 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2023	2022
(In millions)
Net income (loss)	$54.8	$(73.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	4.1	(1.7)
Depreciation and amortization	132.5	89.0
Amortization of debt issuance costs and debt discount	4.4	4.6
Provision for doubtful accounts	5.4	2.2
Net periodic pension and postretirement cost	1.1	4.8
Share-based compensation expense	136.7	144.8
Change in fair value of contingent consideration	4.3	4.6
Other	1.0	(0.2)
Changes in operating assets and liabilities, excluding effects of acquisitions and divestitures:
Trade and other receivables	(48.3)	(39.5)
Prepaid expenses and other current assets	(22.1)	(11.4)
Deferred sales commissions	(39.5)	(8.9)
Accounts payable and other accrued expenses	9.3	(0.2)
Deferred revenue	(1.3)	(5.6)
Employee compensation and benefits	(7.5)	21.2
Accrued taxes	(4.7)	7.5
Other assets and liabilities	(10.7)	(5.2)
Net cash provided by operating activities	219.5	132.6
Cash Flows from Investing Activities
Purchases of customer funds marketable securities	(528.1)	(652.8)
Proceeds from sale and maturity of customer funds marketable securities	445.5	404.8
Purchases of marketable securities	(6.8)	—
Proceeds from sale and maturity of marketable securities	2.0	—
Expenditures for property, plant, and equipment	(19.0)	(20.2)
Expenditures for software and technology	(95.4)	(74.3)
Other	(1.0)	—
Net cash used in investing activities	(202.8)	(342.5)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	200.9	734.6
Proceeds from issuance of common stock under share-based compensation plans	49.0	38.4
Repayment of long-term debt obligations	(7.9)	(8.4)
Net cash provided by financing activities	242.0	764.6
Effect of exchange rate changes on cash, restricted cash, and equivalents	11.5	(46.8)
Net increase in cash, restricted cash, and equivalents	270.2	507.9
Cash, restricted cash, and equivalents at beginning of period	3,151.2	2,643.3
Cash, restricted cash, and equivalents at end of period	$3,421.4	$3,151.2
Reconciliation of cash, restricted cash, and equivalents to the consolidated balance sheets
Cash and equivalents	$570.3	$431.9
Restricted cash	0.8	0.8
Restricted cash and equivalents included in customer funds	2,850.3	2,718.5
Total cash, restricted cash, and equivalents	$3,421.4	$3,151.2
Supplemental Cash Flow Information
Cash paid for interest	$52.4	$30.1
Cash paid for income taxes	43.0	17.6
Cash received from income tax refunds	0.6	8.0

10 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Revenue Financial Measures

(Unaudited)

	Three Months Ended December 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$256.4	$198.3	29.3%	0.2%	29.1%
Dayforce float	35.7	26.2	36.3%	(—)%	36.3%
Total Dayforce recurring	292.1	224.5	30.1%	0.2%	29.9%
Powerpay recurring, excluding float	23.1	22.4	3.1%	(—)%	3.1%
Powerpay float	5.0	4.3	16.3%	(—)%	16.3%
Total Powerpay recurring	28.1	26.7	5.2%	(0.4)%	5.6%
Total Cloud recurring	320.2	251.2	27.5%	0.2%	27.3%
Other recurring (b)	18.9	33.6	(43.8)%	(0.3)%	(43.5)%
Total recurring revenue	339.1	284.8	19.1%	0.1%	19.0%
Professional services and other (c)	60.6	51.3	18.1%	0.8%	17.3%
Total revenue	$399.7	$336.1	18.9%	0.2%	18.7%

a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $0.5 million and $2.3 million for the three months ended December 31, 2023, and 2022, respectively.
c)
For the three months ended December 31, 2023, Professional services and other consisted of $57.6 million, $2.7 million, and $0.3 million associated with Dayforce, Other, and Powerpay respectively. For the three months ended December 31, 2022, Professional services and other consisted of $47.5 million, $3.5 million, and $0.3 million associated with Dayforce, Other, and Powerpay, respectively.

11 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Revenue Financial Measures

(Unaudited)

	Year Ended December 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$962.9	$752.8	27.9%	(0.8)%	28.7%
Dayforce float	148.2	62.4	137.5%	(2.1)%	139.6%
Total Dayforce recurring	1,111.1	815.2	36.3%	(0.9)%	37.2%
Powerpay recurring, excluding float	81.9	80.7	1.5%	(3.7)%	5.2%
Powerpay float	18.4	12.5	47.2%	(5.6)%	52.8%
Total Powerpay recurring	100.3	93.2	7.6%	(4.0)%	11.6%
Total Cloud recurring	1,211.4	908.4	33.4%	(1.2)%	34.6%
Other recurring (b)	85.9	139.2	(38.3)%	(2.0)%	(36.3)%
Total recurring revenue	1,297.3	1,047.6	23.8%	(1.4)%	25.2%
Professional services and other (c)	216.4	198.6	9.0%	(1.1)%	10.1%
Total revenue	$1,513.7	$1,246.2	21.5%	(1.3)%	22.8%

a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $2.1 million and $5.3 million for the years ended December 31, 2023, and 2022, respectively.
c)
For the year ended December 31, 2023, Professional services and other consisted of $202.1 million, $13.8 million, and $0.5 million associated with Dayforce, Other, and Powerpay respectively. For the year ended December 31, 2022, Professional services and other consisted of $181.7 million, $16.2 million, and $0.7 million associated with Dayforce, Other, and Powerpay, respectively.

12 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions)
Cost of revenue - Cloud	$3.5	$2.8	$15.4	$14.2
Cost of revenue - Other	0.3	0.5	1.5	1.5
Professional services and other	3.7	3.2	17.2	13.7
Product development and management	6.8	5.9	32.5	24.8
Sales and marketing	4.5	5.4	23.5	24.3
General and administrative	—	13.5	47.0	66.6
Total	$18.8	$31.3	$137.1	$145.1

13 | Q4 2023 Earnings Release

Dayforce, Inc. (f/k/a Ceridian HCM Holding Inc.)

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended December 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$73.7	77.0%	$3.5	$—	$—	$70.2	78.1%

Operating profit	$38.8	9.7%	$18.8	$27.8	$(6.5)	$78.9	19.7%

Net income	$45.6	11.4%	$18.8	$27.8	$(11.9)	$80.3	20.1%
Interest expense, net	8.9		—	—	—	8.9
Income tax benefit (c)	(10.1)		—	—	0.5	(10.6)
Depreciation and amortization	48.4		—	27.8	—	20.6
EBITDA	$92.8		$18.8	$—	$(12.4)	$99.2	24.8%

Net income per share - diluted (d)	$0.29		$0.12	$0.17	$(0.07)	$0.50

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $7.5 million gain related to the fair value adjustment for the DataFuzion contingent consideration, $5.9 million of foreign exchange gain, $0.3 million related to the net impact of the abandonment of certain leased facilities, and $1.3 million of restructuring consulting fees, along with a $0.5 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 159.2 million weighted average shares of common stock.

14 | Q4 2023 Earnings Release

	Three Months Ended December 31, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$65.3	74.0%	$2.8	$—	$2.6	$59.9	76.2%

Operating profit	$3.3	1.0%	$31.3	$8.0	$9.1	$51.7	15.4%

Net (loss) income	$(5.2)	(1.5)%	$31.3	$8.0	$1.8	$35.9	10.7%
Interest expense, net	8.7		—	—	—	8.7
Income tax expense (c)	2.7		—	—	(3.8)	6.5
Depreciation and amortization	24.6		—	8.0	—	16.6
EBITDA	$30.8		$31.3	$—	$5.6	$67.7	20.1%

Net (loss) income per share - diluted (d)	$(0.03)		$0.20	$0.05	$0.01	$0.23

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income (loss) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $5.1 million of severance charges, of which $2.6 million relates to cost of Cloud recurring revenue, $2.6 million of restructuring consulting fees, $1.4 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.3 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $3.8 million of foreign exchange gain, along with a $3.8 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 153.7 million weighted average shares of common stock, and Adjusted diluted net income per share is calculated based upon 156.5 million weighted average shares of common stock.

15 | Q4 2023 Earnings Release

	Year Ended December 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$278.5	77.0%	$15.4	$—	$—	$263.1	78.3%

Operating profit	$133.1	8.8%	$137.1	$60.5	$9.1	$339.8	22.4%

Net income	$54.8	3.6%	$137.1	$60.5	$(13.7)	$238.7	15.8%
Interest expense, net	36.1		—	—	—	36.1
Income tax expense (c)	41.2		—	—	(22.2)	63.4
Depreciation and amortization	132.5		—	60.5	—	72.0
EBITDA	$264.6		$137.1	$—	$8.5	$410.2	27.1%

Net income per share - diluted (d)	$0.35		$0.86	$0.38	$(0.09)	$1.51

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $4.7 million of restructuring consulting fees, $4.3 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.1 million related to the net impact of the abandonment of certain leased facilities, and $0.6 million of foreign exchange gain, along with a $22.2 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 158.5 million weighted average shares of common stock.

	Year Ended December 31, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$254.4	72.0%	$14.2	$—	$19.5	$220.7	75.7%

Operating (loss) profit	$(25.8)	(2.1)%	$145.1	$30.9	$46.0	$196.2	15.7%

Net (loss) income	$(73.4)	(5.9)%	$145.1	$30.9	$17.9	$120.5	9.7%
Interest expense, net	28.6		—	—	—	28.6
Income tax expense (c)	10.5		—	—	(32.7)	43.2
Depreciation and amortization	89.0		—	30.9	—	58.1
EBITDA	$54.7		$145.1	$—	$50.6	$250.4	20.1%

Net (loss) income per share - diluted (d)	$(0.48)		$0.93	$0.20	$0.11	$0.77

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit (loss) and net income (loss) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section

16 | Q4 2023 Earnings Release

for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $33.7 million of severance charges, of which $19.5 million relates to cost of Cloud recurring revenue, $7.7 million of restructuring consulting fees, $4.6 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $3.5 million of foreign exchange loss, $1.4 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $0.3 million related to the net impact of the abandonment of certain leased facilities, along with a $32.7 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 152.9 million weighted average shares of common stock, and Adjusted diluted net income per share is calculated based upon 155.8 million weighted average shares of common stock.

Use of Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit (loss)
Adjusted operating profit margin	Operating profit (loss) margin
Adjusted net income	Net income (loss)
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income (loss) per share
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Cloud annualized retention rate	No directly comparable GAAP measure
Dayforce revenue retention rate	No directly comparable GAAP measure
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin is a component of certain performance based equity awards for its named executive officers. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

Dayforce defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.

17 | Q4 2023 Earnings Release

•
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations. Adjusted Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue, as adjusted to exclude share-based compensation and severance charges, as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items.
•
Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.
•
Revenue on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Cloud ARR is calculated by starting with recurring revenue at year end, excluding revenue from Ascender, subtracting the once-a-year charges, annualizing the revenue for customers live for less than a full year to reflect the revenue that would have been realized if the customer had been live for a full year, and adding back the once-a-year charges. Dayforce has not reconciled Cloud ARR because there is no directly comparable GAAP financial measure.
•
Annual Dayforce revenue retention rate is calculated as a percentage, excluding Ascender, where the numerator is the Dayforce ARR for the prior year, less the Dayforce ARR from lost Dayforce customers during that year; and the denominator is the Dayforce ARR for the prior year. The Company has not reconciled annual Dayforce revenue retention rate because there is no directly comparable GAAP financial measure.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, the Company starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. The Company has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

18 | Q4 2023 Earnings Release